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                                                                    EXHIBIT 23.3

                                     CONSENT

The undersigned, Michael F. Ball, has agreed to become a director of Simple Technology Inc. (the "Company") upon the effectiveness of the Company's Registration Statement on Form S-1, File No. 333-32478, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission in connection with the Company's initial public offering. The undersigned hereby consents to being named as a director designee in the Registration Statement.



/s/ F. Michael Ball
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F. Michael Ball


Dated: June 30, 2000